Exhibit 99.1

Accentia Biopharmaceuticals’ Development Partner Requests Meeting

with FDA to Gain Clarification of Non-Approvable Letter for Emezine®

Tampa, FL – March 1, 2006 – Accentia Biopharmaceuticals, Inc. (NASDAQ:ABPI) has received notification that its third-party developer for Emezine® (prochlorperazine maleate), BioDelivery Sciences International Inc., was issued a non-approvable letter from the U.S. Food and Drug Administration (FDA) for BioDelivery’s New Drug Application (NDA) submitted under Section 505(b)(2) in May 2005. The letter, delivered February 28, 2006, recommended that BioDelivery provide additional information to the FDA. In response, BioDelivery requested a meeting with the FDA.

Accentia’s Chairman and Chief Executive Officer, Frank O’Donnell, M.D., commented, “We continue to be excited about the long-term prospects of our Specialty Pharmaceutical business’ development pipeline. While we are disappointed, Emezine represents only one of twenty products which our Specialty Pharmaceutical business is either currently marketing or developing through third parties.”

Accentia’s Specialty Pharmaceutical business currently markets and sells ten pharmaceutical products through its dedicated sales force. Accentia’s Specialty Pharmaceutical business also has a pipeline of eleven products, including Emezine, under development by third parties. Accentia has the exclusive U.S distribution rights to Emezine through its agreement with Arius Pharmaceuticals Inc., a subsidiary of BioDelivery.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of late-stage clinical products in the therapeutic areas of respiratory disease and oncology. Two of these products are SinuNase™ and BiovaxID™. The Company’s SinuNase product, in development to treat chronic sinusitis (rhinosinusitis), is a novel application and formulation of a known anti-fungal licensed from the Mayo Foundation for Medical Education and Research. BiovaxID is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID, which is being developed by Accentia’s subsidiary Biovest International, Inc., is currently in a Phase 3 clinical trial. In addition, Accentia’s growing specialty pharmaceutical business, TEAMM Pharmaceuticals Inc., has a portfolio of currently marketed products plus a pipeline of additional products under development by third parties. For further information, please visit our web site: www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Accentia and any other statements relating to products, product candidates, regulatory approval, product launches and product development programs. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward looking statements are qualified in their entirety by this cautionary statement, and Accentia does not undertake any obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contacts:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Sherran Brewer: 1-866-481-9020

sbrewer@accentia.net

The Investor Relations Group, New York, NY

Investors:

Adam Holdsworth: 1-212-825-3210

aholdsworth@investorrelationsgroup.com

Public Relations:

Lynn Granito/Kevin Murphy: 1-212-825-3210

lgranito@investorrelationsgroup.com